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                                                                   EXHIBIT 10.20

                                SITEL CORPORATION

                   2001 NONEMPLOYEE DIRECTOR COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

       The purpose of the SITEL Corporation 2001 Nonemployee Director Compensation Plan (the "Plan") is to allow nonemployee directors of SITEL Corporation to make certain elections with respect to the nature and deferral of compensation to be received under the Plan.

                                   ARTICLE II

                                   DEFINITIONS

       For purposes of the Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

       2.1 ANNUAL RETAINER COMPENSATION. "Annual Retainer Compensation" means fees payable quarterly for services as a director of the Company (whether as a member of the Board, as a member of one or more Board committees, or as the Chairman of the Board), but does not include fees payable per meeting attended.

       2.2 BENEFICIARY. "Beneficiary" means the person or persons designated by a Participant pursuant to Article VIII, or otherwise provided in Article VIII, to receive any benefits payable under the Plan in the event of such Participant's death.

       2.3   BOARD. "Board" means the Board of Directors of the Company.

       2.4   COMMITTEE. "Committee" means the Compensation Committee of the
Board.

       2.5 COMPANY. "Company" means SITEL Corporation, a Minnesota corporation.

       2.6 COMPENSATION. "Compensation" means all remuneration payable by the Company to a Participant for services as a director of the Company during a Plan Year, whether in cash or shares of Company stock, including without limitation Annual Retainer Compensation and meeting fees, but excluding stock options and reimbursable amounts for expenses of attending meetings of the Board or any committee thereof.

       2.7 DEFERRAL ACCOUNT. "Deferral Account" means an account established and maintained for a Participant on the books of the Company pursuant to
Section 5.1.

       2.8 ELECTION AGREEMENT. "Election Agreement" means an agreement signed and filed with the Committee by a Participant pursuant to Article IV.

       2.9   PARTICIPANT. "Participant" means a nonemployee member of the Board.

       2.10 PLAN YEAR. "Plan Year" means the period beginning on the day of the annual meeting of shareholders of the Company and ending at the close of business on the day immediately preceding the day of the next following annual meeting; provided, however, the first Plan Year shall commence on January 1, 2001, and end at the close of business on the day immediately preceding the 2001 annual meeting of shareholders of the Company.

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                                   ARTICLE III

                             ADMINISTRATION OF PLAN

       3.1 ADMINISTRATION. The Plan shall be administered by the Committee or its delegate. The Committee or its delegate shall have the authority to interpret the Plan, to make, amend, interpret, apply, and enforce all appropriate rules and regulations for the administration of the Plan, and to decide any and all questions which may arise in connection with the Plan. Any delegate of the Committee for purposes of administration of the Plan shall not make any discretionary decision on behalf of the Committee which pertains directly to such delegate as a Participant. References in the Plan to filings with the Committee shall include filings with the Committee's delegate.

       3.2 BINDING EFFECT OF DECISIONS. The decision or action of the Committee or its delegate with respect to any question arising out of or in connection with the administration or interpretation of the Plan and the rules and regulations promulgated under the Plan shall be final, conclusive, and binding upon all persons having any interest in the Plan, unless a written appeal from the affected Participant or Beneficiary is received by the Committee or its delegate within 30 days after the disputed decision or action of the Committee or its delegate has been made or taken. Upon timely receipt of such appeal, the Committee shall reconsider the disputed decision or action; and the decision of the Committee with respect to such appeal shall be final, conclusive, and binding on the person lodging such appeal and all persons claiming by, through, or under such person.

                                   ARTICLE IV

                        NONEMPLOYEE DIRECTOR FEE PAYMENTS

       4.1 NONEMPLOYEE DIRECTOR FEES. Participants are paid fees for services as a director of the Company in such amounts and in such manner as may be established by the Board from time to time.

       4.2   ANNUAL RETAINER COMPENSATION.

       (a) Unless otherwise elected pursuant to Section 4.2(b), all Participants shall be paid fifty percent (50%) of their Annual Retainer Compensation in common stock of the Company, pursuant to the Company's 1999 Stock Incentive Plan, with the balance paid in cash.

       (b) A Participant may elect to have more than fifty percent (50%) of such Participant's Annual Retainer Compensation paid in common stock of the Company by signing and filing with the Committee an Election Agreement in accordance with Section 4.3.

       4.3 ELECTION TO DEFER COMPENSATION. A Participant may elect to defer Compensation by signing and filing with the Committee an Election Agreement in the form prescribed by the Committee prior to the last day of any Plan Year. The election shall be effective on the first day of the Plan Year commencing immediately following the Committee's receipt of such Election Agreement; provided, however, with respect to the first Plan Year of the Plan an Election Agreement must be filed by December 31, 2000. A Participant electing to defer Compensation shall make the following selections on such Election Agreement:

       (a)    amount of Compensation to be deferred; and

       (b)    form of payment for the deferred Compensation.

An Election Agreement signed and filed with the Committee by a Participant may provide for the deferral of any portion of such Participant's Compensation; provided that the minimum amount of such deferrals for each Plan Year shall not be less than $5,000. An Election Agreement shall apply to a Participant's Compensation over a deferral period of one Plan Year, and thereafter to each subsequent deferral period of one Plan Year until the Participant's termination of service as a director of the Company or until the election to defer is amended. Except as otherwise provided in the Plan, a signed Election Agreement shall become irrevocable upon its filing with the Committee.

       4.4   INITIAL ELECTION AGREEMENT. Notwithstanding the provisions of this
Article IV, with respect to an individual appointed to the Board during a Plan Year who thereby becomes a Participant, an initial Election

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Agreement may be filed within 30 days after such individual's appointment to the
Board. The elections contained in such initial Election Agreement shall be effective on the first day of the calendar month following the Committee's receipt thereof.

       4.5   AMENDED ELECTION AGREEMENT.

       (a) A Participant may amend a previously filed Election Agreement for the purpose of changing the amount of such Participant's Annual Retainer Compensation to be paid in common stock of the Company (but not below 50%) by filing an amended Election Agreement with the Committee. The amended Election Agreement shall be effective for Plan Years beginning after the last day of the Plan Year in which a properly completed and executed amended Election Agreement is filed with the Committee.

       (b) A Participant may amend a previously filed Election Agreement for the purpose of changing the amount of such Participant's Compensation to be deferred by filing an amended Election Agreement with the Committee prior to the last day of a Plan Year stating the amount by which the Participant elects to change the Compensation deferral. The amended Election Agreement shall be effective only as to Compensation earned in Plan Years beginning after the last day of the Plan Year in which a properly completed and executed amended Election Agreement is filed with the Committee.

       (c) A Participant may amend a previously filed Election Agreement for the purpose of changing the form of payment of such Participant's Deferral Account by filing an amended Election Agreement with the Committee. The amended Election Agreement shall state the change in the form of payment selected by such Participant and only shall be effective one year after the properly completed and executed amended Election Agreement is filed with the Committee. If, prior to the effective date of the amended Election Agreement, an event occurs which entitles a Participant (or the Participant's Beneficiary) to the payment of benefits under Article VII of this Plan, then the form of payment shall be determined in accordance with the election made in the Election Agreement filed with the Committee immediately prior to such amended Election Agreement (or as provided in Section 7.3(a) if no previous election had been made). An Election Agreement filed for the purpose of changing the form of payment shall be limited to the forms of payment specified in this Plan.

                                    ARTICLE V

                          DEFERRAL ACCOUNT AND CREDITS

       5.1 ESTABLISHMENT OF ACCOUNT. The Company shall establish on its books a separate Deferral Account for each Participant who has elected to defer Compensation as provided in Article IV. A Participant's Deferral Account shall be used solely as a bookkeeping device for purposes of the Plan and shall not constitute or be treated as a trust fund or reserve of any kind or require the segregation of any assets of the Company.

       5.2 ELECTIVE DEFERRED COMPENSATION. The amount of Compensation that a Participant elects to defer in an Election Agreement executed by the Participant with respect to each Plan Year of participation in the Plan shall be credited by the Company to the Participant's Deferral Account throughout each Plan Year as the Participant is paid (or would have been paid) the non-deferred portion of Compensation for such Plan Year. On terms determined by the Committee, the amounts credited to a Participant's Deferral Account shall be converted into a number of phantom share units corresponding to (a) the number of shares of Company common stock which could be purchased with the cash Compensation deferred by such Participant plus (b) the number of shares of Company common stock which would have been received by such Participant if the portion of such Participant's Compensation to be paid in Company common stock had not been deferred. For purposes of converting the amounts credited to a Participant's Deferral Account into share units, the value of a share of Company common stock shall be determined based upon the average of the high and low prices of such stock on the trading day for which the determination is being made on the principal national exchange on which such stock is traded (or, if there are no sales that day, the last preceding day on which there was a sale).

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       5.3   INVESTMENT RETURN. All amounts credited to a Participant's Deferral
Account shall be treated as if such amounts were invested in Company common stock. Cash dividends or any other investment earnings with respect to the share units of a Participant shall be credited to such Participant's Deferral Account in the form of additional share units. If the Company's common stock changes as a result of stock dividends, split-ups, recapitalization or the like, proportionate adjustments shall be made automatically in the number of share units credited to each Participant's Deferral Account. If the outstanding shares of Company stock are changed into or exchanged for a different number or kind of shares or the securities or property of the Company or another entity for any reason, including without limitation reorganization, merger, sale, or transfer of all or substantially all of the Company's assets to another entity, or exchange of shares or consolidation, appropriate adjustments shall be made in the number and kind of shares, other securities, or property credited to each Participant's Deferral Account.

       5.4 STATEMENT OF ACCOUNT. The Company shall provide to each Participant who has elected to defer Compensation as provided in Article IV, within 45 days after the end of each calendar quarter, a statement in such form as the Company deems appropriate setting forth the number of share units credited to such Participant's Deferral Account during such calendar quarter (after the making of all credits to such Deferral Account which are to be made pursuant to the Plan during such calendar quarter) and the hypothetical value of such share units.

                                   ARTICLE VI

                                     VESTING

       6.1 VESTING OF DEFERRAL ACCOUNT. A Participant shall be fully vested at all times in 100% of such Participant's Deferral Account, and no portion of such deferred Compensation shall be subject to forfeiture by a Participant.

                                   ARTICLE VII

                          PAY-OUT OF DEFERRAL BENEFITS

       7.1 TERMINATION OF SERVICE AS DIRECTOR. Upon the termination of a Participant's service as a director of the Company for any reason other than death, such Participant shall be entitled to receive 100% of such Participant's Deferral Account as of such date (after the making of all credits to such Deferral Account which are to be made pursuant to the Plan prior to or as of such date). Such balance of the Participant's Deferral Account shall be payable to such Participant as provided in Section 7.3 and shall be in lieu of all other benefits under the Plan.

       7.2 DEATH. Upon the death of a Participant, such Participant's Beneficiary or Beneficiaries shall be entitled to receive 100% of such Participant's Deferral Account as of the date of death of such Participant (after the making of all credits to such Deferral Account which are to be made pursuant to the Plan prior to or as of such date). Such balance of the Participant's Deferral Account shall be payable to such Beneficiary or Beneficiaries as provided in Section 7.3 and shall be in lieu of all other benefits under the Plan. Any Deferral Benefit which becomes payable under this
Section 7.2 to a person who is a minor for purposes of the Nebraska Uniform Transfers to Minors Act may instead be paid by the Company to a custodian for such person under such Act.

       7.3   FORM OF BENEFIT PAYMENT.

       (a) Upon termination of a Participant's service as a director of the Company, the Company shall determine the value of such Participant's Deferral Account as of such date and shall pay to the Participant, or Participant's Beneficiary, the balance in such Participant's Deferral Account in one of the following forms as elected in such Participant's Election Agreement (in the absence of a Participant's election to the contrary, benefits shall be paid in a lump sum):

              (1) LUMP SUM PAYMENT. A lump sum payment of common stock of the Company (and cash in lieu of any fractional share of common stock) payable on the first day of the calendar year immediately following such Participant's termination of service as a director or at such other time as elected in such Participant's Election Agreement; or

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              (2)     INSTALLMENT PAYMENT. In equal semi-annual installments of
                      common stock of the Company (and cash in lieu of any fractional share of common stock) over a period from 6 to 180 months as specified in such Participant's Election Agreement commencing on the first day of the calendar year immediately following such Participant's termination of service as a director or at such other time as elected in such Participant's Election Agreement; provided however that if at any time on or after the date of termination of Participant's service as a director the value (or remaining value) of the Participant's Deferral Account is less than $25,000, the Company at its sole discretion may elect to pay such value (or remaining value) to the Participant or Participant's beneficiary in a lump sum rather than in monthly payments. Such stock portion shall continue to be entitled to the investment return adjustments specified in Section 5.3 pending payment to the Participant but shall not accrue interest.

       (b) Notwithstanding anything to the contrary contained in this Section 7.3, as required by Section 4.2(a) a minimum of 50% of a Participant's Annual Retainer Compensation shall be paid to the Participant, or Participant's Beneficiary, in common stock of the Company, pursuant to the Company's 1999 Stock Incentive Plan, as elected in the Participant's Election Agreement. The common stock shall be valued as of the date of the payment in accordance with the Company's 1999 Stock Incentive Plan based upon the average of the high and low prices of such common stock on the trading day for which the determination is being made on the principal national exchange on which such common stock is traded (or, if there are no sales that day, the last preceding day on which there was a sale). If the percentage elected results in a fractional share, then at the time of payment of the Deferral Account the Company will pay cash in lieu of the fractional share.

       (c) Upon the advance written request of a Participant, the Committee in its sole discretion, may either amend the form of payment of a Participant's Deferral Account or may deny such request, provided however that

              (1) any such amendment of the form of payment of a Participant's Deferral Account by the Committee shall not extend the period for payment of the Deferral Account beyond the maximum number of installments set forth in
                      Section 7.3(a)(2), and

              (2) any such amendment by the Committee shall be prospective in application only and must be made prior to the earlier of (i) such Participant's termination of service as a director, or (ii) the occurrence of any event entitling such Participant to payment of such Participant's Deferral Account.

       (d) Notwithstanding anything to the contrary contained in this Section 7.3, in the event that benefits are to be paid to anyone other than the Participant or the Participant's spouse, then such benefits shall be paid in a lump sum regardless of any election made by the Participant.

       7.4 COMMENCEMENT OF PAYMENTS. Notwithstanding anything to the contrary contained in a Participant's Election Agreement or this Plan, no payments shall be made under this Plan prior to that date which is six (6) months from the date of Participant's Election Agreement (or any amendment thereto with respect to the form of benefit payment). All payments shall be made as of the first day of the calendar month.

                                  ARTICLE VIII

                             BENEFICIARY DESIGNATION

       8.1 BENEFICIARY DESIGNATION. Each Participant shall have the right at any time during his or her lifetime to designate in writing on a form prescribed by the Committee any person or persons as the Beneficiary or Beneficiaries (both primary and contingent) to whom benefits under the Plan shall be paid in the event of the Participant's death prior to full payment of the benefits due the Participant under the Plan. Such form shall be filed with the Committee during the Participant's lifetime and shall become effective when so filed.

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       8.2   CHANGE OF BENEFICIARY. Any Beneficiary designation made by a
Participant may be changed by such Participant at any time during such Participant's lifetime by the filing of such change in writing on a form prescribed by the Committee. Effective upon its filing with the Committee prior to a Participant's death, the most recently filed Beneficiary designation will cancel all Beneficiary designations previously filed by such Participant.

       8.3 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary pursuant to this Article VIII, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, in equal shares by representation:

       (a)   The Participant's surviving spouse;

       (b)   The Participant's descendants; or

       (c)   The personal representative of the Participant's estate.

                                   ARTICLE IX

                 AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN

       9.1 AMENDMENT. The Board may amend the Plan at any time in whole or in part without terminating the Plan; however, no amendment of the Plan shall decrease any amount already credited to a Deferral Account then in existence without the written consent of the affected Participant.

       9.2 TERMINATION. The Board may terminate the Plan at any time. Upon termination of the Plan, each Participant shall be entitled to receive 100% of such Participant's Deferral Account as of such date (after the making of all credits to such Deferral Account which are to be made pursuant to the Plan prior to or as of such date). The balance of each Participant's Deferral Account shall be payable to such Participant as provided in Section 7.3 and shall be in lieu of all other benefits under the Plan.

                                    ARTICLE X

                                  MISCELLANEOUS

       10.1 CREDITOR STATUS. Participants and their Beneficiaries shall have no legal or equitable rights, interests, or claims in or to any particular property or assets of the Company, nor shall they be beneficiaries of, or have any rights, claims, or interests in or to, any life insurance policies or annuity contracts (or the proceeds therefrom) now owned or which hereafter may be acquired by the Company ("Policies"). The Company's assets and such Policies (if any) shall be, and remain, the general and unrestricted assets of the Company. Participants and their Beneficiaries are and have the status of general unsecured creditors of the Company, and the Plan constitutes a mere unfunded and unsecured promise of the Company to make benefit payments in the future.

       10.2 NONASSIGNABILITY. Neither a Participant nor a Beneficiary nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage, or otherwise encumber, alienate, hypothecate, or convey in advance of actual receipt any amounts payable under the Plan, or any part thereof, all of which are, and all rights to which are, nonassignable and nontransferable. No part of any amounts payable under the Plan shall, prior to actual payment, be subject to attachment, garnishment, or seizure for the payment of any debts, judgments, alimony, child support, or separate maintenance owed by a Participant or any other person nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

       10.3 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of the Plan and of any Election Agreement entered into pursuant to the Plan shall not be deemed to constitute a contract of employment between the Company and a Participant, and a Participant (or a Participant's Beneficiary) shall have no rights against the Company under the Plan except as may be specifically provided in the Plan. Moreover, nothing in the Plan shall be deemed to give a Participant any right (i) to be retained as a member of the Board for any specific length of time, (ii) to interfere with the right of the Company to remove the Participant from the Board at any time, (iii) to hold any particular position or responsibility with the Company, or (iv) to receive any particular compensation from the Company.

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       10.4  WITHHOLDING; PAYROLL TAXES. To the extent that the Company is required to withhold any taxes or other amounts in respect of a Participant's deferred Compensation pursuant to federal, state, or local law, such amounts shall be withheld from the Participant's Compensation which is not deferred under the Plan, if any. To the extent required by applicable laws in effect at the time payments from a Participant's Deferral Account are made under the Plan, the Company shall withhold from such payments any taxes or other obligations required to be withheld from such payments by federal, state, or local laws. If permitted in any specific case by the Committee, amounts required to be withheld for taxes may be paid by the Participant in cash or shares of common stock (either through the surrender of previously held shares of common stock or the withholding of shares of common stock otherwise payable upon payment of the Participant's Deferral Account) having a fair market value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided that any election by a Participant subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of common stock shall be subject to and must comply with Rule 16b-3(e) under the Exchange Act.

       10.5 PARTICIPANT COOPERATION. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company to facilitate the payment of benefits under the Plan, by taking such physical examinations as the Company may deem necessary for insurance or other purposes, and by taking such other actions as reasonably may be requested by the Company.

       10.6 INCOMPETENCY. If the Committee or its delegate reasonably determines that any Participant or Beneficiary to whom a benefit is payable under the Plan is unable to manage his or her own affairs because of illness or accident, then any payment due such Participant or Beneficiary (unless prior claim therefor shall have been made by a duly authorized guardian or other legal representative) may be paid, upon appropriate indemnification of the Company, to the person deemed by the Committee or its delegate to have current responsibility for the handling of the affairs of such Participant or Beneficiary. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall be a complete discharge of any liability of the Company therefor.

       10.7 GOVERNING LAW. The provisions of the Plan shall be governed by and construed according to the laws of the State of Nebraska.

       10.8 NUMBER AND GENDER. Unless the context otherwise requires, for all purposes of the Plan, words in the singular number include their plural, words in the plural include their singular, and words of one gender include the other genders.

       10.9 SECTION TITLES. The titles of the various sections of the Plan are for convenient reference only and shall not be considered in the interpretation of the Plan.

       10.10 SEVERABILITY. If any provision of the Plan is determined by any court to be invalid, then such invalidity shall not affect any other provision of the Plan to which effect reasonably can be given without such invalid provision; and for such purpose the provisions of the Plan shall be severable from one another.

       10.11 SUCCESSORS. The provisions of the Plan shall be binding upon and inure to the benefit of the Company, each Participant, and each Beneficiary and their respective, heirs, personal representatives, successors, and permitted assigns (if any).

       10.12 UNFUNDED PLAN. The Plan is and shall be unfunded within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") for purposes of Title I of ERISA and for income tax purposes.

       10.13 EXCHANGE ACT. With respect to Participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving Participants who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan, and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Participants who are subject to
Section 16(b) of the Exchange Act.

       10.14 EFFECTIVE DATE. The Plan shall become effective as of January 1, 2001.

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